Preferred Apartment Communities, Inc. Reports Results for Third Quarter Ended 2018

Atlanta, GA, November 5, 2018

Preferred Apartment Communities, Inc. (NYSE: APTS) ("we," "our," the "Company" or "Preferred Apartment Communities") today reported results for the quarter ended September 30, 2018. Unless otherwise indicated, all per share results are reported based on the basic weighted average shares of Common Stock and Class A Units of the Company's operating partnership ("Class A Units") outstanding. See Definitions of Non-GAAP Measures on page S-21.

"In the third quarter and subsequent to quarter end, we were able to capture approximately $35.5 million in realized gains on the sales of two of our older assets. This was somewhat offset by an approximate $3.0 million ($0.07 per share) loan loss allowance that we recorded on a real estate loan investment we made in Irvine, California. This loan paid over $21.1 million in interest, allowing us to book an approximate 12.9% IRR over the life of the loan. When the property is sold to a third party buyer, however, the total distributable proceeds will not cover all the interest we had accrued. As a result, we are reducing our guidance range for 2018 FFO per share from $1.43 - $1.47 (midpoint $1.45 per share) to $1.39 - $1.42  (midpoint $1.405 per share)," said Daniel M. DuPree, Preferred Apartment Communities' Chairman and Chief Executive Officer.

Financial Highlights

Our operating results for the three-month and nine-month periods ended September 30, 2018 were:

	Three months ended September 30,			Nine months ended September 30,
	2018	2017	% change	2018	2017	% change

Revenues (in thousands)	$104,232	$74,900	39.2%	$290,991	$212,352	37.0%

Per share data:
Net income (loss) (1)	$(0.35)	$(0.49)	—	$(1.16)	$(0.46)	—

FFO (2)	$0.28	$0.36	(22.2)%	$1.03	$1.01	2.0%

AFFO (2)	$0.21	$0.28	(25.0)%	$0.84	$0.85	(1.2)%

Dividends (3)	$0.255	$0.235	8.5%	$0.76	$0.69	10.1%

(1) Per weighted average share of Common Stock outstanding for the periods indicated.
(2) FFO and AFFO results are presented per weighted average share of Common Stock and Class A Unit in our Operating Partnership outstanding for the periods indicated. See Reconciliation of FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders on page S-3 and Definitions of Non-GAAP Measures beginning on page S-21.
(3) Per share of Common Stock and Class A Unit outstanding.

•
For the third quarter 2018, our FFO payout ratio to Common Stockholders and Unitholders was approximately 92.8% and our FFO payout ratio (before the deduction of preferred dividends) to our preferred stockholders was approximately 66.1%. For the nine months ended September 30, 2018, our FFO payout ratio to Common Stockholders and Unitholders was approximately 74.5% and our FFO payout ratio (before the deduction of preferred dividends) to our preferred stockholders was approximately 60.1%.

•
For the third quarter 2018, our AFFO payout ratio to Common Stockholders and Unitholders was approximately 124.3% and our AFFO payout ratio (before the deduction of preferred dividends) to our preferred stockholders was approximately 72.3%. For the nine months ended September 30, 2018, our AFFO payout ratio to Common Stockholders and Unitholders was approximately 91.2% and our AFFO payout ratio (before the deduction of preferred dividends) to our preferred stockholders was approximately 64.8%. (A)

•
For the third quarter 2018, our same store net operating income for our established multifamily communities increased approximately 2.7% as compared to the third quarter 2017. (B) For the third quarter 2018, our average established multifamily

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communities' physical occupancy was 95.3% and our same-store rental revenue grew 3.8% from the third quarter 2017. For the nine-month period ended September 30, 2018, our same store net operating income for our established multifamily communities increased approximately 6.5% as compared to the nine-month period ended September 30, 2017.

•
At September 30, 2018, the market value of our common stock was $17.58 per share. A hypothetical investment in our Common Stock in our initial public offering on April 5, 2011, assuming the reinvestment of all dividends and no transaction costs, would have resulted in an average annual return of approximately 24.4% through September 30, 2018.

•	As of September 30, 2018, the average age of our multifamily communities was approximately 5.3 years, which is the youngest in the public multifamily REIT industry.

•
Approximately 84.0% of our permanent property-level mortgage debt has fixed interest rates and approximately 6.4% has variable interest rates which are capped. We believe we are well protected against potential increases in market interest rates.

•
At September 30, 2018, our leverage, as measured by the ratio of our debt to the undepreciated book value of our total assets, was approximately 54.4%. Our leverage calculation excludes the gross assets of approximately $262.2 million and liabilities of approximately $257.3 million that we consolidated as a result of our investment in the ML-04 pool from the Freddie Mac K program.

•
As of September 30, 2018, our total assets were approximately $4.1 billion compared to approximately $2.9 billion as of September 30, 2017, an increase of approximately $1.2 billion, or approximately 41.9%. This growth was driven primarily by the acquisition of 22 real estate properties (net of the sale of 2 properties). In addition, our assets increased due to the consolidation of the ML-04 pool from the Freddie Mac K program.

•
Cash flow from operations for the quarter ended September 30, 2018 was approximately $38.8 million, an increase of approximately $10.7 million, or 38.1%, compared to approximately $28.1 million for the quarter ended September 30, 2017. Cash flow from operations for the third quarter 2018 was more than sufficient to fund our aggregate dividends and distributions for the period, which totaled approximately $33.0 million.

•	On August 31, 2018, we closed on two real estate loan investments aggregating up to approximately $12.3 million in support of a multifamily community project in Fredericksburg, Virginia.

•
On September 28, 2018, we sold our Stone Rise multifamily community located in Philadelphia, Pennsylvania for a net gain of approximately $18.6 million, which resulted in an internal rate of return of approximately 21.5% from April 15, 2011, the date the property was acquired.

(A) We calculate the AFFO payout ratio to Common Stockholders as the ratio of Common Stock dividends and distributions to AFFO. We calculate the AFFO payout ratio to preferred stockholders as the ratio of Preferred Stock dividends to the sum of Preferred Stock dividends and AFFO. Since our operations resulted in a net loss from continuing operations for the periods presented, a payout ratio based on net loss is not calculable. See Definitions of Non-GAAP Measures on page S-21.

(B) Same store net operating income is a non-GAAP measure. See Definitions of Non-GAAP Measures on page S-21.

Acquisitions of Properties

During the third quarter 2018, we acquired the following properties:

Property	Location (MSA)	Units / Leasable square feet

Office building:
150 Fayetteville	Raleigh, NC	560,000	LSF

Multifamily Community:
The Lodge at Hidden River	Tampa, FL	300	units

Grocery-anchored shopping center:
Brawley Commons	Charlotte, NC	122,028	LSF

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Real Estate Assets

	Owned as of September 30, 2018	Potential additions from real estate loan investment portfolio (1) (2)	Potential total
Multifamily communities:
Properties	31	11	42
Units	9,852	2,915	12,767
Grocery-anchored shopping centers:
Properties	44	—	44
Gross leasable area (square feet)	4,571,888	—	4,571,888
Student housing properties:
Properties	7	1	8
Units	1,679	248	1,927
Beds	5,208	816	6,024
Office buildings:
Properties	6	—	6
Rentable square feet	2,099,000	—	2,099,000

(1) We evaluate each project individually and we make no assurance that we will acquire any of the underlying properties from our real estate loan investment portfolio.

(2) On May 7, 2018, we terminated purchase options on three multifamily communities and two student housing properties in exchange for aggregate termination fees of approximately $12.5 million. Potential additions to our real estate asset portfolio excludes the properties supported by these five loans.

Subsequent to Quarter End

On October 23, 2018, we sold our Stoneridge Farms at Hunt Club multifamily community located in Nashville, Tennessee for a gain on the sale of approximately $16.9 million, which resulted in an average annual return of approximately 22% from September 26, 2014, the date the property was acquired.

On October 31, 2018, we refinanced the variable rate mortgage on our Sol student housing community into a $36.2 million mortgage maturing on November 1, 2028 and which bears interest at a fixed rate of 4.71% per annum.

On November 1, 2018, our board of directors declared a quarterly dividend on our Common Stock of $0.26 per share, payable on January 15, 2019 to stockholders of record on December 14, 2018.

Multifamily Established Communities Financial Data

The following chart presents same store operating results for the Company’s established communities. We define our population of established communities as those that have achieved occupancy at or above 93% occupancy for all three consecutive months within a single quarter (stabilized) before the beginning of the prior year and that have been owned for at least 15 full months as of the end of the first quarter of the current year, enabling comparisons of the current year quarterly and annual reporting periods to the prior year comparative periods. The Company excludes the operating results of properties for which construction of adjacent phases has commenced and properties which are undergoing significant capital projects, have sustained significant casualty losses, or are being marketed for sale as of the end of the reporting period. For the periods presented, same store operating results consist of the operating results of the following multifamily established communities:

Aster at Lely Resort	Avenues at Cypress	Avenues at Northpointe
Citi Lakes	Lenox Portfolio	Venue at Lakewood Ranch
Overton Rise	Sorrel	Vineyards

At September 30, 2018, our Stoneridge Farms at Hunt Club and McNeil Ranch multifamily communities were being marketed for sale and are therefore excluded from our established communities same store population.

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Same store net operating income is a non-GAAP measure that is most directly comparable to net income (loss), as shown in the reconciliations below.

Reconciliation of Multifamily Established Communities' Net Income (Loss) to Same Store Net Operating Income (NOI)

	Three months ended:
(in thousands)	9/30/2018	9/30/2017

Net income	$8,354	$42
Add:
Equity stock compensation	796	863
Depreciation and amortization	44,499	28,904
Interest expense	25,657	16,678
Management fees	7,234	5,148
Insurance, professional fees and other expenses	715	581
Loan loss allowance	3,029	—
Waived asset management and general and administrative expense fees	(1,934)	(656)
Less:
Interest revenue on notes receivable	13,618	9,674
Interest revenue on related party notes receivable	3,671	5,820
Income from consolidated VIEs	131	—
Gain on sale of real estate	18,605	—

Property net operating income	52,325	36,066
Less:
Non-same-store property revenues	74,937	47,843
Add:
Non-same-store property operating expenses	29,305	18,296

Same store net operating income	$6,693	$6,519

Multifamily Established Communities' Same Store Net Operating Income

	Three months ended:
(in thousands)	9/30/2018	9/30/2017	$ change	% change
Revenues:
Rental revenues	$10,907	$10,519	$388	3.7%
Other property revenues	1,099	1,044	55	5.3%
Total revenues	12,006	11,563	443	3.8%

Operating expenses:
Property operating and maintenance	1,594	1,588	6	0.4%
Payroll	991	967	24	2.5%
Property management fees	482	465	17	3.7%
Real estate taxes	1,748	1,517	231	15.2%
Other	498	507	(9)	(1.8)%
Total operating expenses	5,313	5,044	269	5.3%

Same store net operating income	$6,693	$6,519	$174	2.7%

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Reconciliation of Multifamily Established Communities' Net Income (Loss) to Same Store Net Operating Income (NOI)

	Nine months ended:
(in thousands)	9/30/2018	9/30/2017

Net income	$17,339	$33,409
Add:
Equity stock compensation	2,881	2,608
Depreciation and amortization	127,210	82,187
Interest expense	68,972	48,085
Acquisition costs	—	14
Management fees	20,096	14,525
Insurance, professional fees and other expenses	2,487	2,395
Loan loss allowance	3,029	—
Waived asset management and general and administrative expense fees	(4,583)	(1,002)
Loss on extinguishment of debt	—	888
Less:
Interest revenue on notes receivable	37,576	26,112
Interest revenue on related party notes receivable	12,310	15,971
Income from consolidated VIEs	185	—
Gain on sale of real estate	38,961	37,635

Property net operating income	148,399	103,391
Less:
Non-same-store property revenues	205,316	135,848
Add:
Non-same-store property operating expenses	77,144	51,441

Same store net operating income	$20,227	$18,984

Multifamily Established Communities' Same Store Net Operating Income

	Nine months ended:
(in thousands)	9/30/2018	9/30/2017	$ change	% change
Revenues:
Rental revenues	$32,481	$31,352	$1,129	3.6%
Other property revenues	3,308	3,069	239	7.8%
Total revenues	35,789	34,421	1,368	4.0%

Operating expenses:
Property operating and maintenance	4,497	4,400	97	2.2%
Payroll	2,852	2,889	(37)	(1.3)%
Property management fees	1,435	1,387	48	3.5%
Real estate taxes	5,251	5,236	15	0.3%
Other	1,527	1,525	2	0.1%
Total operating expenses	15,562	15,437	125	0.8%

Same store net operating income	$20,227	$18,984	$1,243	6.5%

Capital Markets Activities

During the third quarter 2018, we issued and sold an aggregate of 101,616 Units from our offering of up to 1,500,000 Units, with each Unit consisting of one share of Series A Redeemable Preferred Stock and one Warrant to purchase up to 20 shares of Common Stock (the "$1.5 Billion Series A Unit Offering"), resulting in net proceeds of approximately $91.4 million after commissions and other fees. In addition, during the third quarter 2018, we issued 358,040 shares of Common Stock pursuant to the exercise of warrants issued under our Series A Preferred Stock offering, resulting in aggregate gross proceeds of approximately $4.6 million.

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During the third quarter 2018, we issued and sold an aggregate of 8,199 shares of Series M Redeemable Preferred Stock (“mShares”), resulting in net proceeds of approximately $8.0 million after dealer manager fees.
Our outstanding shares of Common Stock totaled approximately 40.8 million shares at September 30, 2018. The market value of our Common Stock was $17.58 per share on September 30, 2018 versus $18.88 on September 30, 2017. Our total equity book value increased 29.2% to approximately $1.5 billion at September 30, 2018 from $1.2 billion at September 30, 2017.

Dividends

Quarterly Dividends on Common Stock and Class A OP Units

On August 2, 2018, we declared a quarterly dividend on our Common Stock of $0.255 per share for the third quarter 2018. This represents a 8.5% increase in our common stock dividend from our third quarter 2017 common stock dividend of $0.235 per share, and an annualized dividend growth rate of 14.4% since September 30, 2011, the first quarter end following our initial public offering in April 2011. The third quarter dividend was paid on October 15, 2018 to all stockholders of record on September 14, 2018. In conjunction with the Common Stock dividend, the Company's operating partnership declared a distribution on its Class A Units of $0.255 per unit for the third quarter 2018, which was paid on October 15, 2018 to all Class A Unit holders of record as of September 14, 2018.

Monthly Dividends on Preferred Stock

We declared and paid monthly dividends of $5.00 per share on our Series A Redeemable Preferred Stock, which totaled approximately $21.8 million for the quarter ended September 30, 2018 and represent a 6% annual yield. We declared and paid dividends totaling approximately $466,000 on our Series M Redeemable Preferred Stock, or mShares, for the quarter ended September 30, 2018. The mShares have an escalating dividend rate from 5.75% in year one of issuance to 7.50% in year eight and thereafter.

Conference Call and Supplemental Data

We will hold our quarterly conference call on Tuesday, November 6, 2018 at 11:00 a.m. Eastern Time to discuss our third quarter 2018 results. To participate in the conference call, please dial in to the following:

Live Conference Call Details
Domestic Dial-in Number: 1-844-890-1791
International Dial-in Number: 1-412-380-7408
Company: Preferred Apartment Communities, Inc.
Date: Tuesday, November 6, 2018
Time: 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time)

The live broadcast of our third quarter 2018 conference call will be available online, on a listen-only basis, at our website, www.pacapts.com, under "Investors" and then click on the "Upcoming Events" link. A replay of the call will be archived on under the Investors/Audio Archive section.

2018 Guidance:

Net income (loss) per share - We are actively adding properties and real estate loan investments to our real estate portfolio and the specific timing of the closing of acquisitions is difficult to predict. Acquisition activity by its nature can cause material variation in our reported depreciation and amortization expense and interest income. Since net income (loss) per share is calculated net of depreciation and amortization expense, our net income (loss) results can fluctuate, possibly significantly, depending upon the timing of the closing of acquisitions. For this reason, we are unable to reasonably forecast this measure or provide a reconciliation of our projected FFO per share to this measure.
FFO per share - We currently project FFO to be in the range of $1.39 - $1.42 per share for the full year 2018.

Revenue - We currently project total revenues to be in the range of $400 million - $415 million for the full year 2018.

THIRD QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | 6

AFFO and FFO are calculated after deductions for all preferred stock dividends. Reconciliations of net income (loss) attributable to common stockholders to FFO and AFFO for the three-month and nine-month periods ended September 30, 2018 and 2017 appear on page S-3 of the attached report, as well as on our website using the following link:

http://investors.pacapts.com/download/3Q18_Earnings_and_Supplemental_Data.pdf

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  Estimates of future earnings, guidance, goals and performance are, by definition, and certain other statements in this Earnings Release and Supplemental Financial Data Report may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, achievements or transactions to be materially different from the results, guidance, goals, performance, achievements or transactions expressed or implied by the forward-looking statements.  Factors that impact such forward-looking statements include, among others, our business and investment strategy; legislative or regulatory actions; the state of the U.S. economy generally or in specific geographic areas; economic trends and economic recoveries; changes in operating costs, including real estate taxes, utilities and insurance costs; our ability to obtain and maintain debt or equity financing; financing and advance rates for our target assets; our leverage level; changes in the values of our assets; the occurrence of natural or man-made disasters; availability of attractive investment opportunities in our target markets; our ability to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of quality personnel; our understanding of our competition and market trends in our industry; and interest rates, real estate values, the debt securities markets and the general economy.

Except as otherwise required by the federal securities laws, we assume no liability to update the information in this Earnings Release and Supplemental Financial Data Report.

We refer you to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2017 that was filed with the Securities and Exchange Commission, or SEC, on March 1, 2018, which discuss various factors that could adversely affect our financial results. Such risk factors and information may be updated or supplemented by our Form 10-K, Form 10-Q and Form 8-K filings and other documents filed from time to time with the SEC.

Additional Information

The SEC has declared effective the registration statement filed by the Company for each of the offerings to which this communication may relate. Before you invest, you should read the final prospectus, and any prospectus supplements, forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering to which this communication may relate. In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement to which this communication may relate. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company or its dealer manager, Preferred Capital Securities, LLC, with respect to the mShares Offering and the $1.5 Billion Unit Offering, and JonesTrading Institutional Services LLC, with respect to the Common Stock ATM Offering, will arrange to send you a prospectus if you request it by contacting Leonard A. Silverstein at (770) 818-4100, 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327.

The prospectus supplement for the Common Stock ATM Offering, dated July 10, 2017, including a base prospectus, dated May 17, 2016, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183217000110/atmprospectusspring2017.htm

The final prospectus for the mShares Offering, dated January 19, 2017, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183217000008/a424prospectus-mshares1.htm

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The final prospectus for the $1.5 Billion Unit Offering, dated March 16, 2017, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183217000061/a424prospectus-15bseriesar.htm

For further information:

Leonard A. Silverstein, President and Chief Operating Officer         lsilverstein@pacapts.com
Preferred Apartment Communities, Inc.                +1-770-818-4147

THIRD QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | 8

PREFERRED APARTMENT | COMMUNITIES®
A PUBLICLY TRADED COMPANY (NYSE: APTS)

THIRD QUARTER
SUPPLEMENTAL FINANCIAL DATA

SOARING

2018

THIRD QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | 9

Table of Contents

Consolidated Statements of Operations	S-2
Reconciliations of FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders	S-3
Notes to Reconciliation of FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders	S-5
Consolidated Balance Sheets	S-7
Consolidated Statements of Cash Flows	S-8
Real Estate Loan Investment Portfolio	S-9
Mortgage Indebtedness	S-12
Multifamily Communities	S-16
Student Housing Properties	S-17
Capital Expenditures	S-17
Grocery-Anchored Shopping Center Portfolio	S-19
Office Building Portfolio	S-20
Definitions of Non-GAAP Measures	S-21

THIRD QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 1

Preferred Apartment Communities, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three months ended September 30,
(In thousands, except per-share figures)	2018	2017
Revenues:
Rental revenues	$73,640	$50,072
Other property revenues	13,303	9,335
Interest income on loans and notes receivable	13,618	9,673
Interest income from related parties	3,671	5,820
Total revenues	104,232	74,900

Operating expenses:
Property operating and maintenance	12,893	7,901
Property salary and benefits	4,911	3,403
Property management fees	2,998	2,053
Real estate taxes	10,597	7,706
General and administrative	2,221	1,702
Equity compensation to directors and executives	796	863
Depreciation and amortization	44,499	28,904
Asset management and general and administrative expense
fees to related party	7,234	5,148
Loan loss allowance	3,029	—
Insurance, professional fees, and other expenses	1,713	1,156

Total operating expenses	90,891	58,836
Waived asset management and general and administrative
expense fees	(1,934)	(656)

Net operating expenses	88,957	58,180
Operating income	15,275	16,720
Interest expense	25,657	16,678
Change in fair value of net assets of consolidated VIE	131	—
Net income (loss) before gain on sale of real estate	(10,251)	42
Gain on sale of real estate	18,605	—

Net income	8,354	42
Consolidated net (income) attributable to non-controlling interests	(216)	(1)

Net income attributable to the Company	8,138	41

Dividends declared to preferred stockholders	(22,360)	(16,421)
Earnings attributable to unvested restricted stock	(5)	(4)

Net loss attributable to common stockholders	$(14,227)	$(16,384)
Net loss per share of Common Stock available to common stockholders,
basic and diluted	$(0.35)	$(0.49)

Weighted average number of shares of Common Stock outstanding,
basic and diluted	40,300	33,540

THIRD QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 2

Reconciliation of FFO and AFFO
to Net (Loss) Income Attributable to Common Stockholders (A)
		Three months ended September 30,
(In thousands, except per-share figures)		2018	2017

Net loss attributable to common stockholders (See note 1)		$(14,227)	$(16,384)

Add:	Depreciation of real estate assets	33,037	21,597
	Amortization of acquired real estate intangible assets and deferred leasing costs	11,058	7,106
	Net income attributable to non-controlling interests (See note 2)	216	1
Less:	Gain on sale of real estate	(18,605)	—
FFO		11,479	12,320

Add:	Loan cost amortization on acquisition term note	19	29
	Amortization of loan coordination fees paid to the Manager (See note 3)	673	407
	Weather-related property operating losses (See note 4)	161	217
	Non-cash equity compensation to directors and executives	796	863
	Amortization of loan closing costs (See note 5)	1,309	905
	Depreciation/amortization of non-real estate assets	404	202
	Net loan fees received (See note 6)	248	879
	Accrued interest income received (See note 7)	4,298	1,797
	Loan loss allowance (See note 8)	3,029	—
	Deemed dividends from cash redemptions of preferred stock	2	—
	Amortization of lease inducements (See note 9)	387	145
	Non-cash dividends on Series M Preferred Stock	63	33
Less:	Non-cash loan interest income (See note 7)	(4,104)	(4,860)
	Non-cash revenues from mortgage-backed securities	(131)
	Amortization of purchase option termination revenues in excess of cash received (See note 10)	(4,478)	—
	Cash paid for loan closing costs	(25)	—
	Amortization of acquired above and below market lease intangibles
	and straight-line rental revenues (See note 11)	(3,353)	(1,941)
	Amortization of deferred revenues (See note 12)	(680)	(287)
	Normally recurring capital expenditures and leasing costs (See note 13)	(1,528)	(1,214)

AFFO		$8,569	$9,495

Common Stock dividends and distributions to Unitholders declared:
	Common Stock dividends	$10,377	$8,158
	Distributions to Unitholders (See note 2)	272	212
	Total	$10,649	$8,370

Common Stock dividends and Unitholder distributions per share		$0.255	$0.235

FFO per weighted average basic share of Common Stock and Unit outstanding		$0.28	$0.36
AFFO per weighted average basic share of Common Stock and Unit outstanding		$0.21	$0.28

Weighted average shares of Common Stock and Units outstanding: (A)
	Basic:
	Common Stock	40,300	33,540
	Class A Units	1,069	901
	Common Stock and Class A Units	41,369	34,441

	Diluted Common Stock and Class A Units (B)	42,890	37,820

Actual shares of Common Stock outstanding, including 19 and 18 unvested shares
of restricted Common Stock at September 30, 2018 and 2017, respectively		40,804	35,616
Actual Class A Units outstanding at September 30, 2018 and 2017, respectively.		1,068	901
	Total	41,872	36,517

(A) Units and Unitholders refer to Class A Units in our Operating Partnership, or Class A Units, and holders of Class A Units, respectively. Unitholders include recipients of awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. Unitholders also include the entity that contributed the Wade Green grocery-anchored shopping center. The Class A Units collectively represent an approximate 2.58% weighted average non-controlling interest in the Operating Partnership for the three-month period ended September 30, 2018.

(B) Since our FFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, warrants included in units of Series A Preferred Stock issued, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders, excluding any gains from sales of real estate assets.

See Notes to Reconciliation of FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders on page S-5.

THIRD QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 3

Reconciliation of FFO and AFFO
to Net (Loss) Income Attributable to Common Stockholders (A)
		Nine months ended September 30,
(In thousands, except per-share figures)		2018	2017

Net loss attributable to common stockholders (See note 1)		$(45,931)	$(13,742)

Add:	Depreciation of real estate assets	90,190	60,344
	Amortization of acquired real estate intangible assets and deferred leasing costs	35,963	21,308
	Net income attributable to non-controlling interests (See note 2)	456	1,097
Less:	Gain on sale of real estate	(38,961)	(37,635)
FFO		41,717	31,372

Add:	Acquisition and pursuit costs	—	14
	Loan cost amortization on acquisition term notes	63	99
	Amortization of loan coordination fees paid to the Manager (See note 3)	1,780	1,178
	Mortgage loan refinancing and extinguishment costs	61	1,058
	(Insurance recovery in excess of) weather-related property operating losses (See note 4)	(33)	217
	Contingent management fees recognized	—	387
	Non-cash equity compensation to directors and executives	2,881	2,608
	Amortization of loan closing costs (See note 5)	3,567	2,757
	Depreciation/amortization of non-real estate assets	1,057	535
	Net loan fees received (See note 6)	1,459	1,296
	Accrued interest income received (See note 7)	8,410	7,115
	Loan loss allowance (See note 8)	3,029	—
	Deemed dividends from cash redemptions of preferred stock	522	—
	Non-cash dividends on Series M Preferred Stock	216	33
	Amortization of lease inducements (See note 9)	955	237
Less:	Non-cash loan interest income (See note 7)	(14,726)	(13,507)
	Cash paid for loan closing costs	(416)	—
	Amortization of purchase option termination revenues in excess of cash received (See note 10)	(1,964)	—
	Non-cash revenues from mortgage-backed securities	(185)	—
	Amortization of acquired above and below market lease intangibles
	and straight-line rental revenues (See note 11)	(9,047)	(5,497)
	Amortization of deferred revenues (See note 12)	(1,765)	(457)
	Normally recurring capital expenditures and leasing costs (See note 13)	(3,482)	(3,032)
AFFO		$34,099	$26,413

Common Stock dividends and distributions to Unitholders declared:
	Common Stock dividends	30,283	21,668
	Distributions to Unitholders (See note 2)	813	622
	Total	31,096	22,290
Common Stock dividends and Unitholder distributions per share		$0.76	$0.69

FFO per weighted average basic share of Common Stock and Unit outstanding		$1.03	$1.01
AFFO per weighted average basic share of Common Stock and Unit outstanding		$0.84	$0.85

Weighted average shares of Common Stock and Units outstanding: (A)
	Basic:
	Common Stock	39,598	30,147
	Class A Units	1,070	910
	Common Stock and Class A Units	40,668	31,057

	Diluted Common Stock and Class A Units (B)	41,936	33,645

Actual shares of Common Stock outstanding, including 19 and 18 unvested shares
of restricted Common Stock at September 30, 2018 and 2017, respectively		40,804	35,616
Actual Class A Units outstanding at September 30, 2018 and 2017, respectively.		1,068	901
	Total	41,872	36,517

(A) Units and Unitholders refer to Class A Units in our Operating Partnership, or Class A Units, and holders of Class A Units, respectively. Unitholders include recipients of awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. Unitholders also include the entity that contributed the Wade Green grocery-anchored shopping center. The Class A Units collectively represent an approximate 2.63% weighted average non-controlling interest in the Operating Partnership for the nine-month period ended September 30, 2018.

(B) Since our FFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, warrants included in units of Series A Preferred Stock issued, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders, excluding any gains from sales of real estate assets.

See Notes to Reconciliation of FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders on page S-5.

THIRD QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 4

Notes to Reconciliations of FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders

1)
Rental and other property revenues and property operating expenses for the quarter ended September 30, 2018 include activity for the multifamily community, office building and grocery-anchored shopping center acquired during the quarter only from their respective dates of acquisition. In addition, the third quarter 2018 period includes activity for the five multifamily communities, seven grocery-anchored shopping centers, five student housing properties and three office buildings acquired since September 30, 2017. Rental and other property revenues and expenses for the third quarter 2017 include activity for the acquisitions made during that period only from their respective dates of acquisition.

2)
Non-controlling interests in our Operating Partnership consisted of a total of 1,068,400 Class A Units as of September 30, 2018. Included in this total are 419,228 Class A Units which were granted as partial consideration to the seller in conjunction with the seller's contribution to us on February 29, 2016 of the Wade Green grocery-anchored shopping center. The remaining Class A units were awarded primarily to our key executive officers. The Class A Units are apportioned a percentage of our financial results as non-controlling interests. The weighted average ownership percentage of these holders of Class A Units was calculated to be 2.59% and 2.62% for the three-month periods ended September 30, 2018 and 2017, respectively.

3)
As of January 1, 2016, we pay loan coordination fees to Preferred Apartment Advisors, LLC, our Manager, related to obtaining mortgage financing for acquired properties. Loan coordination fees were introduced to reflect the administrative effort involved in arranging debt financing for acquired properties. The portion of the loan coordination fees paid up until July 1, 2017 attributable to the financing were amortized over the lives of the respective mortgage loans, and this non-cash amortization expense is an addition to FFO in the calculation of AFFO. Beginning effective July 1, 2017, the loan coordination fee was lowered from 1.6% to 0.6% of the amount of any mortgage indebtedness on newly-acquired properties or refinancing. All of the loan coordination fees paid to our Manager subsequent to July 1, 2017 are amortized over the life of the debt. At September 30, 2018, aggregate unamortized loan coordination fees were approximately $13.0 million, which will be amortized over a weighted average remaining loan life of approximately 10.2 years.

4)
We sustained weather related operating losses due to Hurricane Harvey at our Stone Creek multifamily community during the nine months ended September 30, 2018; these costs are added back to FFO in our calculation of AFFO.  Lost rent and other operating costs incurred during the nine-month period ended September 30, 2018 totaled approximately $555,000.  This number is offset by the receipt from our insurance carrier of approximately $588,000 for recoveries of lost rent, which was recognized in our statements of operations for the nine months ended September 30, 2018.

5)
We incur loan closing costs on our existing mortgage loans, which are secured on a property-by-property basis by each of our acquired real estate assets, and also for occasional amendments to our syndicated revolving line of credit with Key Bank National Association, or our Revolving Line of Credit. On March 23, 2018, but effective April 13, 2018, the maximum borrowing capacity on the Revolving Line of Credit was increased from $150 million to $200 million. These loan closing costs are also amortized over the lives of the respective loans and the Revolving Line of Credit, and this non-cash amortization expense is an addition to FFO in the calculation of AFFO. Neither we nor the Operating Partnership have any recourse liability in connection with any of the mortgage loans, nor do we have any cross-collateralization arrangements with respect to the assets securing the mortgage loans, other than security interests in 49% of the equity interests of the subsidiaries owning such assets, granted in connection with our Revolving Line of Credit, which provides for full recourse liability. At September 30, 2018, aggregate unamortized loan costs were approximately $21.2 million, which will be amortized over a weighted average remaining loan life of approximately 7.6 years.

6)
We receive loan origination fees in conjunction with the origination of certain real estate loan investments. These fees are then recognized as revenue over the lives of the applicable loans as adjustments of yield using the effective interest method. The total fees received after the payment of loan origination fees to our Manager are additive adjustments in the calculation of AFFO. Correspondingly, the amortized non-cash income is a deduction in the calculation of AFFO. Over the lives of certain loans, we accrue additional interest amounts that become due to us at the time of repayment of the loan or refinancing of the property, or when the property is sold. This non-cash interest income is subtracted from FFO in our calculation of AFFO. The amount of additional accrued interest becomes an additive adjustment to FFO once received from the borrower (see note 7).

7)
This adjustment reflects the receipt during the periods presented of additional interest income (described in note 6 above) which was earned and accrued prior to those periods presented on various real estate loans.

8)
During the third quarter 2018, we recorded a $3.0 million allowance for loss on our real estate loan investment to the developer of Fusion Apartments in Irvine, California, which is reflected on our statements of operations.

9)	This adjustment removes the non-cash amortization of costs incurred to induce tenants to lease space in our office buildings and grocery-anchored shopping centers.

THIRD QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 5

10)
On May 7, 2018, we terminated our existing purchase options on the Encore, Bishop Street and Hidden River multifamily communities and the Haven 46 and Haven Charlotte student housing properties, all of which are partially supported by real estate loan investments held by us. In exchange, we are to receive termination fees aggregating approximately $12.5 million from the developers. As of September 30, 2018, we have received approximately $4.6 million in cash in excess of the recognized termination fees, which are added to FFO in our calculation of AFFO.

11)
This adjustment reflects straight-line rent adjustments and the reversal of the non-cash amortization of below-market and above-market lease intangibles, which were recognized in conjunction with our acquisitions and which are amortized over the estimated average remaining lease terms from the acquisition date for multifamily communities and over the remaining lease terms for grocery-anchored shopping center assets and office buildings. At September 30, 2018, the balance of unamortized below-market lease intangibles was approximately $43.2 million, which will be recognized over a weighted average remaining lease period of approximately 8.9 years.

12)
This adjustment removes the non-cash amortization of deferred revenue recorded by us in conjunction with Company-owned lessee-funded tenant improvements in our office buildings, as well as non-cash revenue earned from our investment in the collateralized mortgage-backed security in the ML-04 pool from the Freddie Mac K program.

13)
We deduct from FFO normally recurring capital expenditures that are necessary to maintain our assets’ revenue streams in the calculation of AFFO. This adjustment also deducts from FFO capitalized amounts for third party costs during the period to originate or renew leases in our grocery-anchored shopping centers and office buildings. No adjustment is made in the calculation of AFFO for nonrecurring capital expenditures. See Capital Expenditures, Grocery-Anchored Shopping Center Portfolio, and Office Buildings Portfolio sections for definitions of these terms.

See Definitions of Non-GAAP Measures beginning on page S-21.

THIRD QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 6

Preferred Apartment Communities, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except per-share par values)	September 30, 2018	December 31, 2017
Assets
Real estate
Land	$490,394	$406,794
Building and improvements	2,494,904	2,043,853
Tenant improvements	105,390	63,425
Furniture, fixtures, and equipment	261,806	210,779
Construction in progress	5,353	10,491
Gross real estate	3,357,847	2,735,342
Less: accumulated depreciation	(242,579)	(172,756)
Net real estate	3,115,268	2,562,586
Real estate loan investments, net of deferred fee income and allowance for loan loss	326,765	255,345
Real estate loan investments to related parties, net	60,635	131,451
Real estate assets held for sale, net	36,360	—
Total real estate and real estate loan investments, net	3,539,028	2,949,382

Cash and cash equivalents	26,840	21,043
Restricted cash	59,531	51,969
Notes receivable	14,285	17,318
Note receivable and revolving lines of credit due from related parties	33,140	22,739
Accrued interest receivable on real estate loans	31,250	26,865
Acquired intangible assets, net of amortization	112,914	102,743
Deferred loan costs on Revolving Line of Credit, net of amortization	1,118	1,385
Deferred offering costs	7,741	6,544
Tenant lease inducements, net	20,275	14,425
Tenant receivables and other assets	41,632	37,957
Variable Interest Entity ("VIE") assets, at fair value	262,228	—
Total assets	$4,149,982	$3,252,370

Liabilities and equity
Liabilities
Mortgage notes payable, net of deferred loan costs	$2,140,583	$1,776,652
Revolving line of credit	55,700	41,800
Term note payable, net of deferred loan costs	—	10,994
Real estate loan investment participation obligation	10,495	13,986
Unearned purchase option termination fees	5,756	—
Deferred revenue	37,964	27,947
Accounts payable and accrued expenses	47,548	31,253
Accrued interest payable	6,322	5,028
Dividends and partnership distributions payable	18,188	15,680
Acquired below market lease intangibles, net of amortization	43,155	38,857
Security deposits and other liabilities	14,586	9,407
VIE liabilities, at fair value	257,303	—
Total liabilities	2,637,600	1,971,604

Commitments and contingencies
Equity
Stockholders' equity
Series A Redeemable Preferred Stock, $0.01 par value per share; 3,050 shares authorized; 1,565 and 1,250 shares issued; 1,508 and 1,222
shares outstanding at September 30, 2018 and December 31, 2017, respectively	15	12
Series M Redeemable Preferred Stock, $0.01 par value per share; 500 shares authorized; 37 and 15 shares issued and outstanding
at September 30, 2018 and December 31, 2017, respectively	—	—
Common Stock, $0.01 par value per share; 400,067 shares authorized;
40,785 and 38,565 shares issued and outstanding at
September 30, 2018 and December 31, 2017, respectively	408	386
Additional paid-in capital	1,509,411	1,271,040
Accumulated earnings	—	4,449
Total stockholders' equity	1,509,834	1,275,887
Non-controlling interest	2,548	4,879
Total equity	1,512,382	1,280,766
Total liabilities and equity	$4,149,982	$3,252,370

THIRD QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 7

Preferred Apartment Communities, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,
(In thousands)	2018	2017
Operating activities:
Net income	$17,339	$33,409
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization expense	127,210	82,187
Amortization of above and below market leases	(4,297)	(2,394)
Deferred revenues and fee income amortization	(3,103)	(1,526)
Purchase option termination fee amortization	(6,554)	—
Amortization of market discount on assumed debt and lease incentives	1,152	364
Deferred loan cost amortization	5,213	3,907
(Increase) in accrued interest income on real estate loans	(4,385)	(5,832)
Change in fair value of net assets of consolidated VIE	(185)	—
Equity compensation to executives and directors	2,881	2,608
Gain on sale of real estate	(38,961)	(37,635)
Cash received for purchase option terminations	5,100	—
Loss on extinguishment of debt	—	888
Mortgage interest received from consolidated VIE	3,429	—
Mortgage interest paid to other participants of consolidated VIE	(3,429)	—
Increase in loan loss allowance	3,029	—
Other	—	189
Changes in operating assets and liabilities:
(Increase) in tenant receivables and other assets	(3,518)	(7,818)
(Increase) in tenant lease incentives	(6,786)	(11,890)
Increase in accounts payable and accrued expenses	14,470	11,641
Increase in accrued interest, prepaid rents and other liabilities	3,369	2,348
Net cash provided by operating activities	111,974	70,446

Investing activities:
Investment in real estate loans	(145,413)	(119,226)
Repayments of real estate loans	141,729	42,495
Notes receivable issued	(5,949)	(6,250)
Notes receivable repaid	8,941	3,507
Note receivable issued to and draws on line of credit by related parties	(39,377)	(25,740)
Repayments of line of credit by related parties	28,566	23,468
Loan origination fees received	2,919	2,593
Loan origination fees paid to Manager	(1,459)	(1,296)
Investment in mortgage-backed securities	(4,739)	—
Mortgage principal received from consolidated VIE	705	—
Acquisition of properties	(662,918)	(485,010)
Disposition of properties, net	83,636	148,101
Receipt of insurance proceeds for capital improvements	412	—
Additions to real estate assets - improvements	(36,288)	(12,031)
(Deposits) on acquisitions	3,552	2,429
Net cash used in investing activities	(625,683)	(426,960)

Financing activities:
Proceeds from mortgage notes payable	386,559	332,428
Payments for mortgage notes payable	(66,875)	(121,066)
Payments for deposits and other mortgage loan costs	(7,150)	(11,580)
Payments for mortgage prepayment costs	—	(817)
Proceeds from real estate loan participants	5	224
Payments to real estate loan participants	(4,372)	(3,467)
Proceeds from lines of credit	362,100	190,000
Payments on lines of credit	(348,200)	(274,500)
Repayment of the Term Loan	(11,000)	—
Mortgage principal paid to other participants of consolidated VIE	(705)	—

(Continued on next page)

THIRD QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 8

Preferred Apartment Communities, Inc.
Consolidated Statements of Cash Flows - continued
(Unaudited)

	Nine months ended September 30,
(In thousands)	2018	2017
Proceeds from sales of Units, net of offering costs and redemptions	303,391	206,312
Proceeds from sales of Common Stock	—	74,213
Proceeds from exercises of warrants	16,553	39,430
Payments for redemptions of preferred stock	(9,033)	(4,512)
Common Stock dividends paid	(29,488)	(19,251)
Preferred stock dividends paid	(61,093)	(44,890)
Distributions to non-controlling interests	(762)	(605)
Payments for deferred offering costs	(2,862)	(5,420)
Net cash provided by financing activities	527,068	356,499

Net increase (decrease) in cash, cash equivalents and restricted cash	13,359	(15)
Cash, cash equivalents and restricted cash, beginning of period	73,012	67,715
Cash, cash equivalents and restricted cash, end of period	$86,371	$67,700

Real Estate Loan Investments

The following tables present details pertaining to our portfolio of fixed rate, interest-only real estate loan investments.

Project/Property	Location	Maturity date	Optional extension date	Total loan commitments	Carrying amount (1) as of		Current / deferred interest % per annum
					September 30, 2018	December 31, 2017

Multifamily communities:				(in thousands)
Encore	Atlanta, GA	12/31/2018	10/9/2020	$10,958	$10,958	$10,958	8.5 / 5
Encore Capital	Atlanta, GA	4/8/2019	10/9/2020	9,758	8,145	7,521	8.5 / 5
Palisades	Northern VA	5/17/2019	N/A	17,270	17,132	17,111	8 / 5
Fusion	Irvine, CA	12/1/2018	5/31/2020	70,835	66,365	58,447	8.5 / 0
Green Park	Atlanta, GA	2/28/2018	N/A	—	—	11,464	8.5 / 5.83
Bishop Street	Atlanta, GA	2/18/2020	N/A	12,693	12,693	12,145	8.5 / 6.5
Hidden River (3)	Tampa, FL	12/3/2018	N/A	—	—	4,735	8.5 / 6.5
Hidden River Capital (3)	Tampa, FL	12/4/2018	N/A	—	—	5,041	8.5 / 6.5
CityPark II	Charlotte, NC	1/7/2019	1/7/2021	3,365	3,365	3,365	8.5 / 6.5
CityPark II Capital	Charlotte, NC	1/8/2019	1/31/2021	3,916	3,864	3,624	8.5 / 6.5
Park 35 on Clairmont	Birmingham, AL	6/26/2019	6/26/2020	21,060	21,060	21,060	8.5 / 2
Wiregrass	Tampa, FL	5/15/2020	5/15/2023	14,976	13,833	12,972	8.5 / 6.5
Wiregrass Capital	Tampa, FL	5/15/2020	5/15/2023	4,244	3,808	3,561	8.5 / 6.5
Berryessa	San Jose, CA	4/19/2018	N/A	—	—	30,571	10.5 / 0
Berryessa	San Jose, CA	2/13/2021	2/13/2023	137,616	67,822	—	8.5 / 6
The Anson (2)	Nashville, TN	6/1/2018	N/A	—	—	2,261	12 / 0
The Anson	Nashville, TN	11/24/2021	11/24/2023	6,240	—	—	8.5 / 4.5
The Anson	Nashville, TN	11/24/2021	11/24/2023	5,659	824	—	8.5 / 4.5
Fort Myers	Fort Myers, FL	2/3/2021	2/3/2022	9,416	7,944	3,521	8.5 / 5.5
Fort Myers Capital	Fort Myers, FL	2/3/2021	2/3/2022	6,193	5,325	4,994	8.5 / 5.5
360 Forsyth	Atlanta, GA	7/11/2020	7/11/2022	22,412	19,320	13,400	8.5 / 5.5
Morosgo	Atlanta, GA	1/31/2021	1/31/2022	11,749	10,507	4,951	8.5 / 5.5
Morosgo Capital	Atlanta, GA	1/31/2021	1/31/2022	6,176	5,077	4,761	8.5 / 5.5
University City Gateway	Charlotte, NC	8/15/2021	8/15/2022	10,336	10,335	850	8.5 / 5
University City Gateway
Capital	Charlotte, NC	8/18/2021	8/18/2022	7,338	5,901	5,530	8.5 / 5
Cameron Park	Alexandria, VA	10/11/2021	10/11/2023	21,340	9,874	—	8.5 / 3
Cameron Park Capital	Alexandria, VA	10/11/2021	10/11/2023	8,850	7,395	—	8.5 / 3
Southpoint	Fredericksburg, VA	2/28/2022	2/28/2024	7,348	—	—	8.5 / 4
Southpoint Capital	Fredericksburg, VA	2/28/2022	2/28/2024	4,962	2,668	—	8.5 / 4

(Table continued on next page)

THIRD QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 9

Project/Property	Location	Maturity date	Optional extension date	Total loan commitments	Carrying amount (1) as of		Current / deferred interest % per annum
					September 30, 2018	December 31, 2017

(Continued from previous page)

Student housing properties:				(in thousands)
Haven 12	Starkville, MS	12/17/2018	11/30/2020	6,116	6,116	5,816	8.5 / 0
Haven46	Tampa, FL	3/29/2019	9/29/2020	9,820	9,820	9,820	8.5 / 5
Haven Northgate (3)	College Station, TX	6/20/2019	N/A	—	—	65,724	(4) / 1.5
Lubbock II (3)	Lubbock, TX	4/20/2019	N/A	—	—	9,357	8.5 / 0
Haven Charlotte	Charlotte, NC	12/22/2019	12/22/2021	19,582	19,045	17,039	8.5 / 6.5
Haven Charlotte Member	Charlotte, NC	12/22/2019	12/22/2021	8,201	8,201	7,795	8.5 / 6.5
Solis Kennesaw	Atlanta, GA	9/26/2020	9/26/2022	12,359	11,100	1,610	8.5 / 5.5
Solis Kennesaw Capital	Atlanta, GA	10/1/2020	10/1/2022	8,360	7,619	7,145	8.5 / 5.5

New Market Properties:
Dawson Marketplace	Atlanta, GA	9/24/2020	9/24/2022	12,857	12,857	12,857	8.5 / 6.9 (5)

Other:
Crescent Avenue (6)	Atlanta, GA	4/13/2018	N/A	—	—	8,500	10 / 5
North Augusta Ballpark	North Augusta, SC	1/15/2021	1/15/2024	3,500	3,216	—	9 / 6

				$515,505	392,189	388,506
Unamortized loan origination fees					(1,760)	(1,710)
Allowance for loan losses					(3,029)

Carrying amount					$387,400	$386,796

(1) Carrying amounts presented per loan are amounts drawn, exclusive of deferred fee revenue.
(2) Effective May 24, 2018, the land acquisition bridge loan was converted into a real estate loan and a capital loan, shown below.
(3) The loan was repaid in full in connection with our acquisition of the underlying property.
(4) The current interest rate on the Haven Northgate loan was a variable rate of 600 basis points over LIBOR.
(5) Effective January 1, 2018, the deferred interest rate increased to 6.9% per annum until the accumulated accrued interest balance reaches $250, at which point the deferred interest rate reverts to 5.0%.

(6) The loan was repaid in full on June 20, 2018.

THIRD QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 10

We hold options, but not obligations, to purchase certain of the properties which are partially financed by our real estate loan investments. The option purchase prices are negotiated at the time of the loan closing and are to be calculated based upon market cap rates at the time of exercise of the purchase option, less a discount ranging from between 10 and 60 basis points, depending on the loan. As of September 30, 2018, potential property acquisitions and units from projects in our real estate loan investment portfolio consisted of:

			Total units upon	Purchase option window
Project/Property	Location		completion (1)	Begin	End

Multifamily communities:
Encore	Atlanta, GA	(2)	—	N/A	N/A
Palisades	Northern VA		304	1/1/2019	5/31/2019
Bishop Street	Atlanta, GA	(2)	—	N/A	N/A
Hidden River	Tampa, FL	(2)	—	N/A	N/A
CityPark II	Charlotte, NC		200	1/1/2019	4/1/2019
Park 35 on Clairmont	Birmingham, AL	(3)	—	N/A	N/A
Fort Myers	Fort Myers, FL		224	S + 90 days (4)	S + 150 days (4)
Wiregrass	Tampa, FL		392	S + 90 days (4)	S + 150 days (4)
360 Forsyth	Atlanta, GA		356	S + 90 days (4)	S + 150 days (4)
Morosgo	Atlanta, GA		258	S + 90 days (4)	S + 150 days (4)
University City Gateway	Charlotte, NC		338	S + 90 days (4)	S + 150 days (4)
Berryessa	San Jose, CA		—	N/A	N/A
The Anson	Nashville, TN		301	S + 90 days (4)	S + 150 days (4)
North Augusta Ballpark	North Augusta, SC		—	N/A	N/A
Cameron Park	Alexandria, VA		302	S + 90 days (4)	S + 150 days (4)
Southpoint	Fredericksburg, VA		240	S + 90 days (4)	S + 150 days (4)

Student housing properties:
Haven46	Tampa, FL	(2)	—	N/A	N/A
Haven Charlotte	Charlotte, NC	(2)	—	N/A	N/A
Solis Kennesaw	Atlanta, GA		248	(5)	(5)

			3,163

(1) We evaluate each project individually and we make no assurance that we will acquire any of the underlying properties from our real estate loan investment portfolio. The Berryessa and North Augusta Ballpark projects do not include exclusive purchase options, but we hold a Right of First Offer on these projects at prices acceptable to us and the developer.

(2) On May 7, 2018, these five purchase options were terminated, in exchange for an aggregate $12.5 million in termination fees from the developers.
(3) The option period on the loan expired unexercised on September 1, 2018.
(4) The option period window begins and ends at the number of days indicated beyond the achievement of a 93% physical occupancy rate by the underlying property.
(5) The option period begins on October 1 of the second academic year following project completion and ends on the following December 31. The developer may elect to expedite the option period to begin December 1, 2019 and end on December 31, 2019.

THIRD QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 11

Mortgage Indebtedness

The following table presents certain details regarding our mortgage notes payable:

		Principal balance as of							Interest only through date (1)
	Acquisition/ refinancing date	September 30, 2018		December 31, 2017	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR

Multifamily communities:		(in thousands)
Stone Rise	7/3/2014	$—	(2)	$23,939	8/1/2019	2.89%	Fixed rate		8/31/2015
Summit Crossing	10/31/2017	38,520		39,019	11/1/2024	3.99%	Fixed rate		N/A
Summit Crossing II	3/20/2014	13,357		13,357	4/1/2021	4.49%	Fixed rate		4/30/2019
McNeil Ranch	1/24/2013	13,487		13,646	2/1/2020	3.13%	Fixed rate		2/28/2018
Lake Cameron	1/24/2013	—	(3)	19,773	2/1/2020	3.13%	Fixed rate		2/28/2018
Stoneridge	9/26/2014	25,679		26,136	10/1/2019	3.18%	Fixed rate		N/A
Vineyards	9/26/2014	34,201		34,672	10/1/2021	3.68%	Fixed rate		10/31/2017
Avenues at Cypress	2/13/2015	21,319		21,675	9/1/2022	3.43%	Fixed rate		N/A
Avenues at Northpointe	2/13/2015	27,043		27,467	3/1/2022	3.16%	Fixed rate		3/31/2017
Venue at Lakewood Ranch	5/21/2015	28,882		29,348	12/1/2022	3.55%	Fixed rate		N/A
Aster at Lely Resort	6/24/2015	31,967		32,471	7/5/2022	3.84%	Fixed rate		N/A
CityPark View	6/30/2015	20,690		21,038	7/1/2022	3.27%	Fixed rate		N/A
Avenues at Creekside	7/31/2015	39,904		40,523	8/1/2024	3.86%	160	(4)	8/31/2016
Citi Lakes	9/3/2015	41,779		42,396	4/1/2023	4.43%	217	(5)	N/A
Stone Creek	6/22/2017	20,222		20,467	7/1/2052	3.22%	Fixed rate		N/A
Lenox Village Town Center	12/21/2015	29,461		30,009	5/1/2019	3.82%	Fixed rate		N/A
Lenox Village III	12/21/2015	17,551		17,802	1/1/2023	4.04%	Fixed rate		N/A
Overton Rise	2/1/2016	39,414		39,981	8/1/2026	3.98%	Fixed rate		N/A
Baldwin Park	1/5/2016	77,800		77,800	1/5/2019	4.56%	230		1/4/2019
Crosstown Walk	1/15/2016	31,033		31,486	2/1/2023	3.90%	Fixed rate		N/A
525 Avalon Park	6/15/2017	66,039		66,912	7/1/2024	3.98%	Fixed rate		N/A
City Vista	7/1/2016	34,562		35,073	7/1/2026	3.68%	Fixed rate		N/A
Sorrel	8/24/2016	32,306		32,801	9/1/2023	3.44%	Fixed rate		N/A
Citrus Village	3/3/2017	29,539		29,970	6/10/2023	3.65%	Fixed rate		6/09/2017
Retreat at Greystone	11/21/2017	34,789		35,210	12/1/2024	4.31%	Fixed rate		N/A
Founders Village	3/31/2017	30,882		31,271	4/1/2027	4.31%	Fixed rate		N/A
Claiborne Crossing	4/26/2017	26,487		26,801	6/1/2054	2.89%	Fixed rate		N/A
Luxe at Lakewood Ranch	7/26/2017	38,554		39,066	8/1/2027	3.93%	Fixed rate		N/A
Adara at Overland Park	9/27/2017	31,345		31,760	4/1/2028	3.90%	Fixed rate		N/A
Aldridge at Town Village	10/31/2017	37,381		37,847	11/1/2024	4.19%	Fixed rate	(6)	N/A
Reserve at Summit Crossing	9/29/2017	19,746		20,017	10/1/2024	3.87%	Fixed rate		N/A

THIRD QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 12

Table continued from previous page		Principal balance as of						Interest only through date (1)
	Acquisition/ refinancing date	September 30, 2018	December 31, 2017	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR
		(in thousands)
Overlook at Crosstown Walk	11/21/2017	21,946	22,231	12/1/2024	3.95%	Fixed rate		N/A
Colony at Centerpointe	12/20/2017	32,929	33,346	10/1/2026	3.68%	Fixed rate		N/A
Lux at Sorrel	1/9/2018	31,199	—	2/1/2030	3.91%	Fixed rate		N/A
Green Park	2/28/2018	39,409	—	3/10/2028	4.09%	Fixed rate		N/A
The Lodge at Hidden River	9/27/2018	41,685	—	10/1/2028	4.32%	Fixed rate		N/A

Total multifamily communities		1,101,107	1,045,310

Grocery-anchored shopping centers:
Spring Hill Plaza	9/5/2014	9,314	9,470	10/1/2019	3.36%	Fixed rate		10/31/2015
Parkway Town Centre	9/5/2014	6,774	6,887	10/1/2019	3.36%	Fixed rate		10/31/2015
Woodstock Crossing	8/8/2014	2,949	2,989	9/1/2021	4.71%	Fixed rate		N/A
Deltona Landings	9/30/2014	6,661	6,778	10/1/2019	3.48%	Fixed rate		N/A
Powder Springs	9/30/2014	7,029	7,152	10/1/2019	3.48%	Fixed rate		N/A
Kingwood Glen	9/30/2014	11,145	11,340	10/1/2019	3.48%	Fixed rate		N/A
Barclay Crossing	9/30/2014	6,266	6,376	10/1/2019	3.48%	Fixed rate		N/A
Sweetgrass Corner	9/30/2014	7,600	7,731	10/1/2019	3.58%	Fixed rate		N/A
Parkway Centre	9/30/2014	4,364	4,441	10/1/2019	3.48%	Fixed rate		N/A
The Market at Salem Cove	10/6/2014	9,296	9,423	11/1/2024	4.21%	Fixed rate		11/30/2016
Independence Square	8/27/2015	11,780	11,967	9/1/2022	3.93%	Fixed rate		9/30/2016
Royal Lakes Marketplace	9/4/2015	9,580	9,690	9/4/2020	4.61%	250		4/3/2017
The Overlook at Hamilton Place	12/22/2015	20,012	20,301	1/1/2026	4.19%	Fixed rate		N/A
Summit Point	10/30/2015	11,947	12,208	11/1/2022	3.57%	Fixed rate		N/A
East Gate Shopping Center	4/29/2016	5,468	5,578	5/1/2026	3.97%	Fixed rate		N/A
Fury's Ferry	4/29/2016	6,317	6,444	5/1/2026	3.97%	Fixed rate		N/A
Rosewood Shopping Center	4/29/2016	4,243	4,328	5/1/2026	3.97%	Fixed rate		N/A
Southgate Village	4/29/2016	7,542	7,694	5/1/2026	3.97%	Fixed rate		N/A
The Market at Victory Village	5/16/2016	9,104	9,214	9/11/2024	4.40%	Fixed rate		10/10/2017
Wade Green Village	4/7/2016	7,854	7,969	5/1/2026	4.00%	Fixed rate		N/A
Lakeland Plaza	7/15/2016	28,450	29,023	8/1/2026	3.85%	Fixed rate		N/A
University Palms	8/8/2016	12,890	13,162	9/1/2026	3.45%	Fixed rate		N/A
Cherokee Plaza	8/8/2016	24,839	25,322	9/1/2021	4.35%	225	(7)	N/A
Sandy Plains Exchange	8/8/2016	9,004	9,194	9/1/2026	3.45%	Fixed rate		N/A
Thompson Bridge Commons	8/8/2016	12,037	12,291	9/1/2026	3.45%	Fixed rate		N/A

THIRD QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 13

Table continued from previous page		Principal balance as of						Interest only through date (1)
	Acquisition/ refinancing date	September 30, 2018	December 31, 2017	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR
		(in thousands)
Heritage Station	8/8/2016	8,909	9,097	9/1/2026	3.45%	Fixed rate		N/A
Oak Park Village	8/8/2016	9,194	9,388	9/1/2026	3.45%	Fixed rate		N/A
Shoppes of Parkland	8/8/2016	16,045	16,241	9/1/2023	4.67%	Fixed rate		N/A
Champions Village	10/18/2016	27,400	27,400	11/1/2021	5.11%	300	(8)	11/1/2021
Castleberry-Southard	4/21/2017	11,227	11,383	5/1/2027	3.99%	Fixed rate		N/A
Rockbridge Village	6/6/2017	13,942	14,142	7/5/2027	3.73%	Fixed rate		N/A
Irmo Station	7/26/2017	10,373	10,566	8/1/2030	3.94%	Fixed rate		N/A
Maynard Crossing	8/25/2017	18,044	18,388	9/1/2032	3.74%	Fixed rate		N/A
Woodmont Village	9/8/2017	8,587	8,741	10/1/2027	4.125%	Fixed rate		N/A
West Town Market	9/22/2017	8,794	8,963	10/1/2025	3.65%	Fixed rate		N/A
Crossroads Market	12/5/2017	18,699	19,000	1/1/2030	3.95%	Fixed rate		N/A
Anderson Central	3/16/2018	11,888	—	4/1/2028	4.32%	Fixed rate		N/A
Greensboro Village	5/22/2018	8,501	—	6/1/2028	4.20%	Fixed rate		N/A
Governors Towne Square	5/22/2018	11,310	—	6/1/2028	4.20%	Fixed rate		N/A
Conway Plaza	6/29/2018	9,756	—	7/5/2028	4.29%	Fixed rate		N/A
Brawley Commons	7/6/2018	18,491	—	8/1/2028	4.36%	Fixed rate		N/A

Total grocery-anchored shopping centers		463,625	410,281

Student housing properties:
North by Northwest	6/1/2016	32,198	32,767	10/1/2022	4.02%	Fixed rate		N/A
SoL	3/29/2018	37,485	37,485	1/29/2019	4.36%	210		1/29/2019
Stadium Village	10/27/2017	46,308	46,930	11/1/2024	3.80%	Fixed rate		N/A
Ursa	12/18/2017	31,400	31,400	1/5/2020	5.26%	300		1/5/2020
The Tradition	5/10/2018	30,000	—	6/6/2021	6.26%	400	(9)	6/6/2021
Retreat at Orlando	5/31/2018	47,125	—	9/1/2025	4.09%	Fixed rate		9/1/2020
The Bloc	6/27/2018	28,966	—	7/9/2021	5.81%	355	(10)	7/9/2021

Total student housing properties		253,482	148,582

THIRD QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 14

Table continued from previous page		Principal balance as of					Interest only through date (1)
	Acquisition/ refinancing date	September 30, 2018	December 31, 2017	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR
		(in thousands)
Office buildings:
Brookwood Center	8/29/2016	31,668	32,219	9/10/2031	3.52%	Fixed rate	10/9/2017
Galleria 75	11/4/2016	5,588	5,716	7/1/2022	4.25%	Fixed rate	N/A
Three Ravinia	12/30/2016	115,500	115,500	1/1/2042	4.46%	Fixed rate	1/31/2022
Westridge at La Cantera	11/13/2017	53,488	54,440	12/10/2028	4.10%	Fixed rate	N/A
Armour Yards	1/29/2018	40,000	—	2/1/2028	4.10%	Fixed rate	2/29/2020
150 Fayetteville	7/31/2018	114,400	—	8/10/2028	4.27%	Fixed rate	9/9/2020

Total office buildings		360,644	207,875
Grand total		2,178,858	1,812,048
Less: deferred loan costs		(33,775)	(30,249)
Less: below market debt adjustment		(4,500)	(5,147)
Mortgage notes, net		$2,140,583	$1,776,652

Footnotes to Mortgage Notes Table

(1) Following the indicated interest only period (where applicable), monthly payments of accrued interest and principal are based on a 25 to 35-year amortization period through the maturity date.
(2) On September 28, 2018, the Company legally defeased the mortgage loan in conjunction with the sale of its Stone Rise property located in Philadelphia, PA. In connection with the defeasance, the mortgage and other liens on the property were extinguished and all existing collateral, including various guarantees, were released. As a result of the defeasance, the Company incurred costs associated with a defeasance premium of approximately $71,000.

(3) On March 20, 2018, the Company legally defeased the mortgage loan in conjunction with the sale of its Lake Cameron property, located in Raleigh, NC. In connection with the defeasance, the mortgage and other liens on the property were extinguished and all existing collateral, including various guarantees, were released. As a result of the defeasance, the Company incurred costs associated with a defeasance premium of approximately $355,000.

(4) The mortgage instrument was assumed as part of the sales transaction; the 1 Month LIBOR index is capped at 5.0%, resulting in a cap on the combined rate of 6.6%.
(5) The 1 Month LIBOR index is capped at 4.33% resulting in a cap on the combined rate of 6.5%.
(6) The property was temporarily financed through a credit facility sponsored by the Federal Home Loan Mortgage Corporation; the Company obtained permanent mortgage financing subsequent to the closing as shown.

(7) The interest rate has a floor of 2.7%.
(8) The interest rate has a floor of 3.25%.
(9) The interest rate has a floor of 5.6%.
(10) The interest rate has a floor of 5.25%.

THIRD QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 15

Multifamily Communities

As of September 30, 2018, our multifamily community portfolio consisted of the following properties:

				Three months ended September 30, 2018
Property	Location	Number of units	Average unit size (sq. ft.)	Average physical occupancy	Average rent per unit

Established Communities:
Avenues at Cypress	Houston, TX	240	1,170	96.8%	$1,436
Avenues at Northpointe	Houston, TX	280	1,167	96.2%	$1,382
Vineyards	Houston, TX	369	1,122	96.3%	$1,167
Aster at Lely Resort	Naples, FL	308	1,071	93.9%	$1,480
Venue at Lakewood Ranch	Sarasota, FL	237	1,001	94.0%	$1,561
Citi Lakes	Orlando, FL	346	984	93.4%	$1,419
Lenox Portfolio	Nashville, TN	474	861	95.7%	$1,205
Overton Rise	Atlanta, GA	294	1,018	95.4%	$1,541
Sorrel	Jacksonville, FL	290	1,048	95.6%	$1,270

Total/Average Established Communities		2,838		95.3%

Summit Crossing	Atlanta, GA	485	1,053	97.1%	$1,187
McNeil Ranch	Austin, TX	192	1,071	—	$1,246
CityPark View	Charlotte, NC	284	948	—	$1,099
Avenues at Creekside	San Antonio, TX	395	974	—	$1,147
Stone Creek	Houston, TX	246	852	—	$1,078
525 Avalon Park	Orlando, FL	487	1,394	96.0%	$1,438
Retreat at Greystone	Birmingham, AL	312	1,100	96.5%	$1,234
Broadstone at Citrus Village	Tampa, FL	296	980	97.0%	$1,288
Stoneridge Farms at the Hunt Club	Nashville, TN	364	1,153	—	$1,103
Founders Village	Williamsburg, VA	247	1,070	96.5%	$1,373
Crosstown Walk	Tampa, FL	342	981	94.6%	$1,293
Claiborne Crossing	Louisville, KY	242	1,204	96.6%	$1,334
Luxe at Lakewood Ranch	Sarasota, FL	280	1,105	—	$1,505
Adara Overland Park	Kansas City, KS	260	1,116	96.3%	$1,335
Aldridge at Town Village	Atlanta, GA	300	969	95.6%	$1,350
The Reserve at Summit Crossing	Atlanta, GA	172	1,002	95.7%	$1,347
Overlook at Crosstown Walk	Tampa, FL	180	986	94.1%	$1,385
Colony at Centerpointe	Richmond, VA	255	1,149	95.9%	$1,370
Lux at Sorrel	Jacksonville, FL	265	1,025	94.0%	$1,385
Green Park	Atlanta, GA	310	985	94.0%	$1,453
Lodge at Hidden River	Tampa, FL	300	980	—	—

Value-add project:
Village at Baldwin Park	Orlando, FL	528	1,069	—	$1,646

		6,742
Joint venture:
City Vista	Pittsburgh, PA	272	1,023	96.2%	$1,357

Total PAC Non-Established Communities		7,014
Average stabilized physical occupancy				95.6%

Total multifamily community units		9,852

For the three-month period ended September 30, 2018, our average established multifamily communities' physical occupancy was 95.3%. We calculate average established physical occupancy for quarterly periods as the average number of occupied units on the 20th day of each of the trailing three months from the reporting period end date and that have been owned for at least 15 full months as of the end of the first quarter of each year. We exclude the operating results of properties for which construction of adjacent phases has commenced, properties which are undergoing significant capital projects, have sustained significant casualty losses, or are being marketed for sale as of the end of the reporting period. For the three-month period ended September 30, 2018, our average stabilized physical occupancy was 95.6%. We calculate average stabilized physical occupancy for quarterly periods as the average number of occupied units on the 20th day of each of the trailing three months from the reporting

THIRD QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 16

period end date. For the three-month period ended September 30, 2018, our average economic occupancy was 95.5%. We define average economic occupancy as market rent reduced by vacancy losses, expressed as a percentage. All of our multifamily properties are included in these calculations except for properties which are not yet stabilized (which we define as properties having first achieved 93% physical occupancy for three full months in a quarter), properties which are owned for less than the entire reporting period and properties which are undergoing significant capital projects, have sustained significant casualty losses or are adding additional phases (Stone Creek, Village at Baldwin Park, Luxe at Lakewood Ranch, CityPark View and Avenues at Creekside). We also exclude properties which are currently being marketed for sale, which included Stoneridge Farms at Hunt Club at September 30, 2018.

Student Housing Properties

As of September 30, 2018, our student housing portfolio consisted of the following properties:

					Three months ended September 30, 2018
Property	Location	Number of units	Number of beds	Average unit size (sq. ft.)	Average physical occupancy	Average rent per bed
Student housing properties:
North by Northwest	Tallahassee, FL	219	679	1,250	95.2%	$730
SoL	Tempe, AZ	224	639	1,296	95.1%	$701
Stadium Village (1)	Atlanta, GA	198	792	1,466	97.2%	$700
Ursa (1)	Waco, TX	250	840	1,634	—	n/a
The Tradition	College Station, TX	427	808	549	—	n/a
The Retreat at Orlando	Orlando, FL	221	894	2,036	—	n/a
The Bloc	Lubbock, TX	140	556	1,394	—	n/a

		1,679	5,208
(1) The Company acquired and owns an approximate 99% equity interest in a joint venture which owns both Stadium Village and Ursa.

Capital Expenditures

We regularly incur capital expenditures related to our owned multifamily communities and student housing properties. Capital expenditures may be nonrecurring and discretionary, as part of a strategic plan intended to increase a property’s value and corresponding revenue-generating ability, or may be normally recurring and necessary to maintain the income streams and present value of a property. Certain capital expenditures may be budgeted and reserved for upon acquiring a property as initial expenditures necessary to bring a property up to our standards or to add features or amenities that we believe make the property a compelling value to prospective residents in its individual market. These budgeted nonrecurring capital expenditures in connection with an acquisition are funded from the capital source(s) for the acquisition and are not dependent upon subsequent property operating cash flows for funding.

THIRD QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 17

For the three-month period ended September 30, 2018, our capital expenditures for multifamily communities consisted of:

	Capital Expenditures - Multifamily Communities
	Recurring		Non-recurring		Total
(in thousands, except per-unit figures)	Amount	Per Unit	Amount	Per Unit	Amount	Per Unit
Appliances	$117	$11.96	$—	$—	$117	$11.96
Carpets	418	42.78	—	—	418	42.78
Wood / vinyl flooring	87	8.87	—	—	87	8.87
Mini blinds and ceiling fans	31	3.17	—	—	31	3.17
Fire safety	—	—	34	3.46	34	3.46
HVAC	143	14.60	—	—	143	14.60
Computers, equipment, misc.	3	0.34	83	8.50	86	8.84
Elevators	—	—	—	—	—	—
Exterior painting	—	—	159	16.28	159	16.28
Leasing office and other common amenities	38	3.92	1,741	178.08	1,779	182.00
Major structural projects	—	—	5,532	565.93	5,532	565.93
Cabinets and countertop upgrades	—	—	769	78.63	769	78.63
Landscaping and fencing	—	—	293	29.99	293	29.99
Parking lot	—	—	279	28.54	279	28.54
Common area items	—	—	95	9.72	95	9.72
Totals	$837	$85.64	$8,985	$919.13	$9,822	$1,004.77

For the three-month period ended September 30, 2018, our capital expenditures for student housing properties consisted of:

	Capital Expenditures - Student Housing Properties
	Recurring		Non-recurring		Total
(in thousands, except per-unit figures)	Amount	Per Bed	Amount	Per Bed	Amount	Per Bed
Appliances	$23	$4.47	$—	$—	$23	$4.47
Carpets	73	13.95	—	—	73	13.95
Wood / vinyl flooring	1	0.16	—	—	1	0.16
Mini blinds and ceiling fans	9	1.76	—	—	9	1.76
Fire safety	—	—	—	—	—	—
HVAC	31	5.96	—	—	31	5.96
Computers, equipment, misc.	3	0.50	44	8.46	47	8.96
Elevators	—	—	—	—	—	—
Exterior painting	—	—	—	—	—	—
Leasing office and other common amenities	66	12.76	29	5.56	95	18.32
Major structural projects	—	—	3	0.56	3	0.56
Cabinets and counter top upgrades	1	0.12	227	43.56	228	43.68
Landscaping and fencing	—	—	6	1.06	6	1.06
Parking lot	—	—	—	—	—	—
Common area items	—	—	36	6.83	36	6.83
Totals	$207	$39.68	$345	$66.03	$552	$105.71

THIRD QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 18

Grocery-Anchored Shopping Center Portfolio

As of September 30, 2018, our grocery-anchored shopping center portfolio consisted of the following properties:

Property name	Location	Year built	GLA (1)	Percent leased	Grocery anchor tenant

Castleberry-Southard	Atlanta, GA	2006	80,018	100.0%	Publix
Cherokee Plaza	Atlanta, GA	1958	102,864	100.0%	Kroger
Governors Towne Square	Atlanta, GA	2004	68,658	95.9%	Publix
Lakeland Plaza	Atlanta, GA	1990	301,711	94.6%	Sprouts
Powder Springs	Atlanta, GA	1999	77,853	96.9%	Publix
Rockbridge Village	Atlanta, GA	2005	102,432	94.2%	Kroger
Roswell Wieuca Shopping Center	Atlanta, GA	2007	74,370	100.0%	The Fresh Market
Royal Lakes Marketplace	Atlanta, GA	2008	119,493	89.3%	Kroger
Sandy Plains Exchange	Atlanta, GA	1997	72,784	93.2%	Publix
Summit Point	Atlanta, GA	2004	111,970	86.9%	Publix
Thompson Bridge Commons	Atlanta, GA	2001	92,587	96.1%	Kroger
Wade Green Village	Atlanta, GA	1993	74,978	93.2%	Publix
Woodmont Village	Atlanta, GA	2002	85,639	94.6%	Kroger
Woodstock Crossing	Atlanta, GA	1994	66,122	100.0%	Kroger
East Gate Shopping Center	Augusta, GA	1995	75,716	92.2%	Publix
Fury's Ferry	Augusta, GA	1996	70,458	98.6%	Publix
Parkway Centre	Columbus, GA	1999	53,088	100.0%	Publix
Spring Hill Plaza	Nashville, TN	2005	61,570	100.0%	Publix
Parkway Town Centre	Nashville, TN	2005	65,587	98.2%	Publix
The Market at Salem Cove	Nashville, TN	2010	62,356	97.8%	Publix
The Market at Victory Village	Nashville, TN	2007	71,300	98.5%	Publix
Greensboro Village	Nashville, TN	2005	70,203	98.3%	Publix
The Overlook at Hamilton Place	Chattanooga, TN	1992	213,095	100.0%	The Fresh Market
Shoppes of Parkland	Miami-Ft. Lauderdale, FL	2000	145,720	98.4%	BJ's Wholesale Club
Barclay Crossing	Tampa, FL	1998	54,958	100.0%	Publix
Deltona Landings	Orlando, FL	1999	59,966	100.0%	Publix
University Palms	Orlando, FL	1993	99,172	100.0%	Publix
Conway Plaza	Orlando, FL	1966	117,705	98.0%	Publix
Crossroads Market	Naples, FL	1993	126,895	100.0%	Publix
Neapolitan Way	Naples, FL	1985	137,580	91.6%	Publix
Champions Village	Houston, TX	1973	383,346	78.9%	Randalls
Kingwood Glen	Houston, TX	1998	103,397	97.9%	Kroger
Independence Square	Dallas, TX	1977	140,218	84.9%	Tom Thumb
Oak Park Village	San Antonio, TX	1970	64,855	100.0%	H.E.B.
Sweetgrass Corner	Charleston, SC	1999	89,124	96.2%	Bi-Lo
Irmo Station	Columbia, SC	1980	99,384	95.3%	Kroger
Anderson Central	Greenville Spartanburg, SC	1999	223,211	96.1%	Walmart
Fairview Market	Greenville Spartanburg, SC	1998	53,888	73.5%	Aldi
Rosewood Shopping Center	Columbia, SC	2002	36,887	90.2%	Publix
Brawley Commons	Charlotte, NC	1997	122,028	97.4%	Publix
West Town Market	Charlotte, NC	2004	67,883	100.0%	Harris Teeter
Heritage Station	Raleigh, NC	2004	72,946	100.0%	Harris Teeter
Maynard Crossing	Raleigh, NC	1996	122,781	96.9%	Harris Teeter
Southgate Village	Birmingham, AL	1988	75,092	98.0%	Publix

Grand total/weighted average			4,571,888	94.6%

(1) Gross leasable area, or GLA, represents the total amount of property square footage that can be leased to tenants.

As of September 30, 2018, our grocery-anchored shopping center portfolio was 94.6% leased. We define percent leased as the percentage of gross leasable area that is leased, including noncancelable lease agreements that have been signed which have not yet commenced.

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Details regarding lease expirations (assuming no exercises of tenant renewal options) within our grocery-anchored shopping center portfolio as of September 30, 2018 were:

	Total grocery-anchored shopping center portfolio
	Number of leases	Leased GLA	Percent of leased GLA

Month to month	10	25,107	0.6%
2018	18	34,746	0.8%
2019	105	578,975	13.4%
2020	125	535,312	12.4%
2021	123	557,261	12.9%
2022	106	351,053	8.1%
2023	92	378,994	8.8%
2024	28	610,914	14.1%
2025	26	429,810	9.9%
2026	12	143,420	3.3%
2027	19	121,651	2.8%
2028+	36	553,131	12.9%

Total	700	4,320,374	100.0%

The Company's Quarterly Report on Form 10-Q for third quarter 2018 will present income statements of New Market Properties, LLC within the Results of Operations section of Management's Discussion and Analysis of Financial Condition and Results of Operations.

Second-generation capital expenditures within our grocery-anchored shopping center portfolio by property for the third quarter 2018 totaled approximately $469,000. Second-generation capital expenditures exclude those expenditures made in our grocery-anchored shopping center portfolio (i) to lease space to "first generation" tenants (i.e. leasing capital for existing vacancies and known move-outs at the time of acquisition), (ii) to bring recently acquired properties up to our ownership standards, and (iii) for property re-developments and repositioning.

Office Building Portfolio

As of September 30, 2018, our office building portfolio consisted of the following properties:

Property Name	Location	GLA	Percent leased
Three Ravinia	Atlanta, GA	814,000	91%
150 Fayetteville	Raleigh, NC	560,000	89%
Westridge at La Cantera	San Antonio, TX	258,000	100%
Armour Yards	Atlanta, GA	187,000	94%
Brookwood Center	Birmingham, AL	169,000	100%
Galleria 75	Atlanta, GA	111,000	96%

		2,099,000	93%

The Company's office building portfolio includes the following significant tenants:

	Rentable square footage	Percent of Annual Base Rent	Annual Base Rent (in thousands)
InterContinental Hotels Group	520,039	25.4%	$11,821
State Farm Mutual Automobile Insurance Company	183,168	7.1%	3,300
United Services Automobile Association	129,015	6.5%	3,042
Harland Clarke Corporation	129,016	6.0%	2,811
Smith Anderson	91,998	5.9%	2,768

	1,053,236	50.9%	$23,742

The Company defines Annual Base Rent as the current monthly base rent annualized under the respective leases.

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The Company's leased square footage of its office building portfolio expires according to the following schedule:

Office building portfolio
		Percent of
Year of lease expiration	Rentable square	rented
	feet	square feet
2018	23,128	1.2%
2019	50,109	2.6%
2020	62,478	3.2%
2021	241,325	12.5%
2022	58,922	3.1%
2023	109,036	5.6%
2024	203,703	10.5%
2025	125,987	6.5%
2026	91,998	4.8%
2027	259,700	13.4%
2028+	707,166	36.6%

Total	1,933,552	100.0%

The Company recognized second-generation capital expenditures within its office building portfolio of approximately $16,000 during the third quarter 2018. Second-generation capital expenditures exclude those expenditures made in our office building portfolio (i) to lease space to "first generation" tenants (i.e. leasing capital for existing vacancies and known move-outs at the time of acquisition), (ii) to bring recently acquired properties up to our Class A ownership standards (and which amounts were underwritten into the total investment at the time of acquisition) and (iii) for property re-developments and repositionings.

Definitions of Non-GAAP Measures

We disclose FFO, AFFO and NOI, each of which meet the definition of a “non-GAAP financial measure”, as set forth in Item 10(e) of Regulation S-K promulgated by the SEC. As a result we are required to include in this filing a statement of why the Company believes that presentation of these measures provides useful information to investors. None of FFO, AFFO and NOI should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further FFO, AFFO and NOI should be compared with our reported net income or net loss and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements. FFO and AFFO are not considered measures of liquidity and are not alternatives to measures calculated under GAAP.

Funds From Operations Attributable to Common Stockholders and Unitholders (“FFO”)

FFO is one of the most commonly utilized Non-GAAP measures currently in practice. In its 2002 “White Paper on Funds From Operations,” which was most recently revised in 2012, the National Association of Real Estate Investment Trusts, or NAREIT, standardized the definition of how Net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability. We have adopted the NAREIT definition for computing FFO as a meaningful supplemental gauge of our operating results, and as is most often presented by other REIT industry participants.

The NAREIT definition of FFO (and the one reported by the Company) is:
Net income/loss:

•	excluding impairment charges on and gains/losses from sales of depreciable property;

•	plus depreciation and amortization of real estate assets and deferred leasing costs; and

•	after adjustments for the Company's proportionate share of unconsolidated partnerships and joint ventures.

Not all companies necessarily utilize the standardized NAREIT definition of FFO, so caution should be taken in comparing the Company’s reported FFO results to those of other companies. The Company’s FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

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Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders (“AFFO”)

AFFO makes further adjustments to FFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as:

FFO, plus:
• non-cash equity compensation to directors and executives;
• amortization of loan closing costs;
• losses on debt extinguishments or refinancing costs;
• weather-related property operating losses;
• amortization of loan coordination fees paid to the Manager;
• depreciation and amortization of non-real estate assets;
• net loan fees received;
• accrued interest income received;
• allowances for loan loss reserves;
• cash received for purchase option terminations;
• deemed dividends on preferred stock redemptions;
• non-cash dividends on Series M Preferred Stock; and
• amortization of lease inducements;

Less:
• non-cash loan interest income;
• cash paid for loan closing costs;
• amortization of acquired real estate intangible liabilities;
• amortization of straight line rent adjustments and deferred revenues; and
• normally-recurring capital expenditures and capitalized retail direct leasing costs.

AFFO figures reported by us may not be comparable to those AFFO figures reported by other companies. We utilize AFFO as another measure of the operating performance of our portfolio of real estate assets. We believe AFFO is useful to investors as a supplemental gauge of our operating performance and may be useful in comparing our operating performance with other real estate companies. AFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders. FFO and AFFO are not considered measures of liquidity and are not alternatives to measures calculated under GAAP.

Multifamily Established Communities' Same Store Net Operating Income (NOI)

We use same store net operating income as an operational metric for our established communities, enabling comparisons of those properties’ operating results between the current reporting period and the prior year comparative period. We define our population of established communities as those that are stabilized and that have been owned for at least 15 full months, as of the end of the first quarter of each year, and exclude the operating results of properties for which construction of adjacent phases has commenced, and properties which are undergoing significant capital projects, have sustained significant casualty losses, or are being marketed for sale as of the end of the reporting period. We define net operating income as rental and other property revenues, less total property and maintenance expenses, property management fees, real estate taxes, general and administrative expenses, and property insurance. We believe that net operating income is an important supplemental measure of operating performance for REITs because it provides measures of core operations, rather than factoring in depreciation and amortization, financing costs, acquisition costs, and other corporate expenses. Net operating income is a widely utilized measure of comparative operating performance in the REIT industry, but is not a substitute for the most comparable GAAP-compliant measure, net income/loss.

About Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. (NYSE: APTS), or the Company, is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make real estate related loans, provide deposit arrangements or provide performance assurances, as may be necessary or appropriate, in

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connection with the development of multifamily communities and other properties. As a secondary strategy, we may acquire or originate senior mortgage loans, subordinate loans or real estate loans secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest a lesser portion of our assets in other real estate related investments, including other income-producing property types, senior mortgage loans, subordinate loans or real estate loans secured by interests in other income-producing property types or membership or partnership interests in other income-producing property types as determined by Preferred Apartment Advisors, LLC, or our Manager, as appropriate for us. At September 30, 2018, the Company was the approximate 97.4% owner of Preferred Apartment Communities Operating Partnership, L.P., or the Operating Partnership. We elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with our tax year ended December 31, 2011.

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